As filed with the Securities and Exchange Commission on June 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Form S-8 CARNIVAL CORPORATION	Form S-8 CARNIVAL PLC

(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales

(State or other jurisdiction of incorporation or organization)

59-1562976	98-0357772

(I.R.S. Employer Identification No.)

Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178-2428 (305) 599-2600	Carnival House 100 Harbour Parade Southampton, SO15 1ST United Kingdom 011 44 23 8065 5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carnival Corporation 1993 Employee Stock Purchase Plan
(Full title of the plan)

Enrique Miguez
General Counsel

Carnival Corporation & plc
3655 N.W. 87th Avenue
Miami, Florida 33178-2428

(305) 599-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean C. Feller, Esq.

Gibson, Dunn & Crutcher LLP
2000 Avenue of the Stars Suite 1200N

Los Angeles, CA 90067-4700

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the registrants, Carnival Corporation and Carnival plc, are filing this registration statement (“Registration Statement”) with respect to the issuance of an additional 4,000,000 shares of Carnival Corporation common stock, par value $0.01 per share (the “Common Stock”) in the Carnival Corporation 1993 Employee Stock Purchase Plan, as amended (the “Plan”), and 4,000,000 trust shares (the “Trust Shares”) of beneficial interest in the P&O Princess Special Voting Trust (the “Trust”), which are paired with the shares of Common Stock on a one-for-one basis. Each of the Trust Shares represents an undivided beneficial interest in the Carnival plc Special Voting Share (the “Special Voting Share”), £1.00 par value, which is held by the Trust. The arrangements with respect to the Special Voting Share and the Trust Shares were entered into in connection with the dual listed company transaction between Carnival Corporation and Carnival plc, which was completed on April 17, 2003. The shares of Common Stock registered hereby, together with the paired Trust Shares, are to be issued under the Plan. The contents of the Registration Statement on Form S-8 (File no. 33-51195) filed with the Securities and Exchange Commission (the “Commission”) on November 24, 1993 and the Registration Statement on Form S-8 (File no. 333-104609) filed with the Commission on April 17, 2003, are hereby incorporated by reference in this Registration Statement pursuant to General Instruction E of Form S-8, except for Items 3, 6, 8 and 9 of Part II which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated by reference in this Registration Statement:

(a)	Our latest Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on January 27, 2025;

(b)	Our Quarterly Reports on Form 10-Q filed on March 25, 2025 and June 26, 2025;

(c)	Our Current Reports on Form 8-K filed January 10, 2025, January 13, 2025 (Items 1.01 and 2.03 only), February 7, 2025 (Items 1.01 and 2.03 only), February 28, 2025 (Items 1.01 and 2.03 only), April 18, 2025, May 21, 2025 (Items 1.01 and 2.03 only), and June 13, 2025 (Items 1.01, 1.02 and 2.03 only); and

(d)	The description of the Common Stock, Trust Shares and Special Voting Share contained in the Description of Equity Securities Registered Under Section 12 of the Exchange Act in Exhibit 4.12 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2019, filed on January 28, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Carnival Corporation’s Third Amended and Restated Articles of Incorporation and By-Laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, Carnival Corporation shall indemnify such person by reason of the fact that he is or was one of Carnival Corporation’s or Carnival plc’s directors or officers, and may indemnify such person by reason of the fact that he is or was one of Carnival Corporation’s or Carnival plc’s employees or agents or is or was serving at Carnival Corporation’s or Carnival plc’s request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to Carnival Corporation’s or Carnival plc’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Carnival Corporation has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival Corporation’s Third Amended and Restated Articles of Incorporation in the event that such director or such director’s heirs, executors or administrators are made a party to threatened, pending or completed actions, suits or proceedings as described above.

Article 288 of Carnival plc’s Articles of Association provides:

“Subject to and in so far as permitted by the Companies Acts, the Company may: (a) indemnify any director, office or employee of the Company or of any associated company against any liability pursuant to any qualifying third party indemnity provision or any qualifying pension scheme indemnity provision, or on any other basis as is then lawful, in each case on such terms as the board may decide; and (b) purchase and maintain for any director, officer or employee of the Company or of any associated company insurance against any liability. In this article “qualifying third party indemnity provision”, “qualifying pension scheme provision” and “associated company” have meanings that they have in Part 10 of the 2006 Act.”

Under the UK Companies Act 2006, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any fine imposed in criminal proceedings, a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature, negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

UK companies, however, may:

•	purchase and maintain liability insurance for officers and directors; and

•	indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favor or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

Carnival plc has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival plc’s articles of association as described above.

Item 8. Exhibits

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.2	Third Amended and Restated By-Laws of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 20, 2009).

4.3	Articles of Association of Carnival plc (incorporated by reference to Exhibit 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 20, 2009).

4.4	Voting Trust Deed, dated as of April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee (incorporated by reference to Exhibit 4.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.5	Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and Computershare Investors Services (formerly SunTrust Bank), as transfer agent (incorporated by reference to Exhibit 4.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.6	SVE Special Voting Deed, dated as of April 17, 2003 between Carnival Corporation, DLS SVC Limited, P&O Princess Cruises plc, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and The Law Debenture Trust Corporation, P.L.C. (incorporated by reference to Exhibit 4.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.16 to the joint Registration Statement on Form S-3/ F-3 of Carnival Corporation, Carnival plc and P&O Princess Cruises International Limited, filed on June 19, 2003).

5.1	Opinion of Tapia Linares y Alfaro.*

5.2	Opinion of Maples and Calder (Cayman) LLP.*

5.3	Opinion of Ashurst.*

23.1	Consent of Tapia Linares y Alfaro (included with Exhibit 5.1).*

23.2	Consent of Maples and Calder (Cayman) LLP (included with Exhibit 5.2).*

23.3	Consent of Ashurst (included with Exhibit 5.3).*

23.4	Consent of Deloitte & Touche LLP, Independent Registered Certified Public Accounting Firm.*

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm.*

24.1	Power of Attorney of certain officers and directors of Carnival Corporation (included on the signature pages hereof).

24.2	Power of Attorney of certain officers and directors of Carnival plc (included on the signature pages hereof).

99.1	Carnival Corporation 1993 Employee Stock Purchase Plan, as amended and restated.*

107.1	Filing Fee Table.*

*Filed herewith.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF CARNIVAL CORPORATION AND CARNIVAL PLC

Pursuant to the requirements of the Securities Act of 1933 the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Doral, State of Florida, on June 26, 2025.

CARNIVAL CORPORATION			CARNIVAL PLC

By:	/s/ Enrique Miguez		By:	/s/ Enrique Miguez
	Name:	Enrique Miguez		Name:	Enrique Miguez
	Title:	General Counsel		Title:	General Counsel

POWER OF ATTORNEY

Each of the undersigned directors and officers of Carnival Corporation and Carnival plc hereby severally constitutes and appoints Enrique Miguez, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated effective June 26, 2025.

CARNIVAL CORPORATION	CARNIVAL PLC

/s/ Josh Weinstein	/s/ Josh Weinstein
Josh Weinstein	Josh Weinstein
Chief Executive Officer, Director	Chief Executive Officer, Director

/s/ David Bernstein	/s/ David Bernstein
David Bernstein	David Bernstein
Chief Financial Officer and Chief Accounting Officer	Chief Financial Officer and Chief Accounting Officer

/s/ Micky Arison	/s/ Micky Arison
Micky Arison	Micky Arison
Chair of the Board of Directors	Chair of the Board of Directors

/s/ Sir Jonathon Band	/s/ Sir Jonathon Band
Sir Jonathon Band	Sir Jonathon Band
Director	Director

/s/ Jason Glen Cahilly	/s/ Jason Glen Cahilly
Jason Glen Cahilly	Jason Glen Cahilly
Director	Director

/s/ Nelda J. Connors	/s/ Nelda J. Connors
Nelda J. Connors	Nelda J. Connors
Director	Director

/s/ Helen Deeble	/s/ Helen Deeble
Helen Deeble	Helen Deeble
Director	Director

/s/ Jeffrey J. Gearhart	/s/ Jeffrey J. Gearhart
Jeffrey J. Gearhart	Jeffrey J. Gearhart
Director	Director

/s/ Katie Lahey	/s/ Katie Lahey
Katie Lahey	Katie Lahey
Director	Director

/s/ Stuart Subotnick	/s/ Stuart Subotnick
Stuart Subotnick	Stuart Subotnick
Director	Director

/s/ Laura Weil	/s/ Laura Weil
Laura Weil	Laura Weil
Director	Director

/s/ Randall J. Weisenburger	/s/ Randall J. Weisenburger
Randall J. Weisenburger	Randall J. Weisenburger
Director	Director